                                     EXHIBIT 2.1

                            PLAN AND AGREEMENT OF MERGER


     THIS PLAN AND AGREEMENT OF MERGER is dated as of April 21, 1999 between SILICON VALLEY BANCSHARES, INC., a Delaware corporation ("Bancshares Delaware" or the "Surviving Corporation") and SILICON VALLEY BANCSHARES, a California corporation ("Bancshares California"). (Bancshares Delaware and Bancshares California are sometimes referred to herein as the "Constituent Corporations.")

                                 W I T N E S S E T H:

     WHEREAS, Bancshares Delaware is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on March 22, 1999, by a Certificate of Incorporation filed with the Secretary of State and recorded in the Office of the Recorder of Deeds of the County of New Castle, Delaware, on that date; the registered office of Bancshares Delaware in the State of Delaware is located at 1013 Centre Road, in the city of Wilmington, County of New Castle, and the name of its registered agent at such office is Corporate Service Company.

     WHEREAS, Bancshares California is a corporation duly organized and existing under the laws of the State of California, having been incorporated on April 23, 1982, by Articles of Incorporation filed with the Secretary of State of California on that date; the principal business office of Bancshares California in the State of California is located at 3003 Tasman Drive, Santa Clara, California 95054.

     WHEREAS, Bancshares Delaware has an authorized capitalization consisting of 60,000,000 shares of Common Stock, par value $.001 per share ("Bancshares Delaware Common Stock"), of which 1,000 shares are issued and outstanding as of the date hereof and owned of record by Bancshares California, and 20,000,000 shares of Preferred Stock, $.001 par value per share, none of which are issued and outstanding as of the date hereof.

     WHEREAS, Bancshares California has an authorized capitalization consisting of 60,000,000 shares of Common Stock, no par value ("Bancshares California Common Stock"), of which 20,759,816 shares are issued and are outstanding as of the date hereof, and 20,000,000 shares of Preferred Stock, no par value, none of which are issued and outstanding as of the date hereof.

     WHEREAS, the Boards of Directors of Bancshares Delaware and Bancshares California deem it desirable, upon the terms and subject to the conditions herein stated, that Bancshares California be merged with and into Bancshares Delaware and that Bancshares Delaware be the Surviving Corporation, that each share of Bancshares California Common Stock outstanding on the date hereof be converted into the right to receive one share of Bancshares Delaware Common Stock.

     NOW, THEREFORE, it is agreed as follows:

                                  A G R E E M E N T

     1. MERGER. At the Effective Time of the Merger (as hereinafter defined), Bancshares California shall be merged with and into Bancshares Delaware with Bancshares Delaware as the Surviving Corporation and the separate corporate existence of Bancshares California shall cease.

     2. CONVERSION OF SHARES. At the Effective Time of the Merger, by virtue of the merger and without any action on the part of the holder thereof,

          (a) Each then outstanding share of Bancshares California Common Stock shall, be converted into the right to receive one (1) share of Bancshares Delaware Common Stock, $.001 par value per share.

          (b) The 1,000 outstanding shares of Bancshares Delaware Common Stock owned by Bancshares California shall be canceled and retired and shall resume the statues of authorized and unissued shares of Bancshares Delaware.

     3. EFFECTIVE TIME. The merger shall become effective at the time and date specified in the Certificate of Merger filed with the Secretary of State of the State of Delaware, herein sometimes referred to as the "Effective Time of the Merger."

     4. GOVERNING DOCUMENTS. The Certificate of Incorporation of Bancshares Delaware in effect at the Effective Time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law. The Bylaws of Bancshares Delaware in effect at the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

     5. DIRECTORS AND OFFICERS. The directors and officers of Bancshares California at the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation, to serve until such time as their successors are elected or appointed in accordance with the Bylaws.

     6. STOCK CERTIFICATES. At and after the Effective Time of the Merger, all of the outstanding certificates which immediately prior to the Effective Time of the Merger evidenced shares of Bancshares California Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Bancshares Delaware Common Stock into which the Bancshares California Common Stock formerly evidenced by such certificates have been converted as provided herein. The registered owner on the books and records of Bancshares California or its transfer agents of each outstanding certificate evidence shares of Bancshares California Common Stock shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Bancshares Delaware or its transfer agents, have and be entitled to exercise any and all voting and other rights with respect to, and to receive any and all dividends and other distributions upon, the shares of Bancshares Delaware Common Stock of which such person is the owner.

     7. RIGHTS AND DUTIES OF SURVIVING CORPORATION. At and after the Effective Time of the Merger, all rights, privileges, powers and franchises and all property and assets of every kind and description of Bancshares California shall be vested in and be held and enjoyed by Bancshares Delaware, without further act or deed, and all the estates and interests of every kind of Bancshares California, including all debts due to it, shall be as effectively the property of Bancshares Delaware as they were of Bancshares California, and the title to any real estate vested by deed or otherwise in Bancshares California shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Bancshares California shall be preserved unimpaired and all debts, liabilities and duties of Bancshares California shall be debts, liabilities and duties of Bancshares Delaware and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          At and after the Effective Time of the Merger, each option or other right to acquire shares of Bancshares California Common Stock granted under (a) any employee option or benefit plan of Bancshares California or (b) any other employee option or benefit plan of any subsidiary of Bancshares California for which Bancshares California has agreed to provide shares of Bancshares California Common Stock (the "Plans"), which is outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or right to acquire (and Bancshares Delaware hereby assumes the obligation to deliver) the same number of shares of Bancshares Delaware Common Stock at the same price per share, and upon the same terms and subject to the same conditions, as set forth in each of such plans as in effect at the Effective Time of the Merger. The same number of shares of Bancshares Delaware Common Stock shall be reserved for purposes of such plans as is equal to the number of shares of Bancshares California Common Stock reserved as of the Effective Time of the Merger. Bancshares Delaware hereby assumes, as of the Effective Time of the Merger, (x) the Plans and all obligations under the Plans, including the outstanding options or awards or portions thereof granted pursuant to the Plans and (y) all obligations of Bancshares California under all other benefit plans as of the Effective Time of the Merger with respect to which employee rights or accrued benefits are outstanding at the Effective Time of the Merger.

     8. STOCKHOLDER APPROVALS. This Agreement shall be submitted to the stockholders entitled to vote thereon of each of the Constituent Corporations as provided by the applicable laws of the States of Delaware and California. If this Agreement is duly adopted by the requisite votes of such stockholders and is not terminated as contemplated by Section 10, a certificate of merger in substantially the form attached hereto as Exhibit "A" ("Certificate of Merger"), executed in accordance with the laws of the State of Delaware, shall be filed with the Secretary of State of the State of Delaware.

     9. AMENDMENT. At any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement may be amended by the Boards of Directors of the Constituent Corporations to the extent permitted by Delaware law notwithstanding favorable action on the merger by the stockholders of either or both of the Constituent Corporations.

     10. TERMINATION. At any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement may be terminated and abandoned by the Board of Directors of either of the Constituent Corporations, notwithstanding favorable action on the merger by the stockholders of either or both of the Constituent Corporations.

     IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its Chairman of the Board of Directors or its President or any duly authorized officer and attested to by its Secretary or an Assistant Secretary, all as of the date first above written.



ATTEST:                                 SILICON VALLEY BANCSHARES, INC.
                                        a Delaware Corporation


By: A. Catherine Ngo                    By: Christopher T. Lutes
    -------------------------------         --------------------
Its: Secretary                          Its: Chief Financial Officer
    -------------------------------         ------------------------

ATTEST:                                 SILICON VALLEY BANCSHARES,
                                        a California Corporation




By: A. Catherine Ngo                    By: Christopher T. Lutes
   -----------------                        --------------------

Its:  Secretary                         Its: Chief Financial Officer
    -----------                              -----------------------



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

                             CERTIFICATE OF THE SECRETARY
                                          OF
                           SILICON VALLEY BANCSHARES, INC.
                                A DELAWARE CORPORATION



     I, A. Catherine Ngo, the Secretary of SILICON VALLEY BANCSHARES, INC., a Delaware Corporation (the "Corporation"), hereby certify that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the Corporation by its authorized officer and attested to by its Secretary, was duly approved and adopted by Silicon Valley Bancshares, a California corporation and the sole stockholder of the Corporation by a majority of the outstanding stock of the Corporation entitled to vote thereon.


DATED:  April 21, 1999



                                        A. Catherine Ngo
                                        -----------------
                                                  Secretary

                             CERTIFICATE OF THE SECRETARY
                                          OF
                              SILICON VALLEY BANCSHARES,
                             A CALIFORNIA CORPORATION



     I, A. Catherine Ngo, the Secretary of SILICON VALLEY BANCSHARES, a California Corporation (the "Corporation"), hereby certify that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the Corporation by its authorized officer and attested to by its Secretary, was duly approved and adopted by the stockholders of the Corporation the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon.


DATED:  April 21, 1999


                                        A. Catherine Ngo
                                        -----------------
                                             Secretary

                               CERTIFICATE OF MERGER


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the Constituent Corporations of the merger is as follows:

                    Name                          State of Incorporation
                    ----                          ----------------------
          SILICON VALLEY BANCSHARES, INC.         Delaware
          SILICON VALLEY BANCSHARES               California

     SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of
Section 252 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the Surviving Corporation of the merger is SILICON VALLEY BANCSHARES, INC., a Delaware Corporation.

     FOURTH: That the Certificate of Incorporation of SILICON VALLEY BANCSHARES, INC., a Delaware corporation, the Surviving Corporation, shall be the Certificate of Incorporation of the merged corporation. Upon the filing of the Certificate of Merger, Article the FIRST of the Certificate of Incorporation is amended to read: "The name of the corporation is SILICON VALLEY BANCSHARES".

     FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 3003 Tasman Drive, Santa Clara, California 95054.

     SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost to any stockholder of any Constituent Corporation.

     SEVENTH: That Silicon Valley Bancshares, a California corporation, has an authorized capitalization consisting of 60,000,000 shares of Common Stock, no par value, of which 20,759,816 shares are issued and are outstanding as of the date hereof, and 20,000,000 shares of Preferred Stock, no par value, none of which are issued and outstanding as of the date hereof.

                              SILICON VALLEY BANCSHARES, INC.
                              A Delaware Corporation


                              By:  Christopher T. Lutes
                                   --------------------

                              Its: Chief Financial Officer
                                   -------------------------

ATTEST:


BY:  A. Catherine Ngo
     ----------------
                 Secretary